UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-169258	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2011, CDW LLC entered into an amendment to its term loan agreement among CDW LLC, CDW Corporation, the guarantors named therein, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated and the lenders named therein (the “Term Loan Amendment”). Several of the provisions of the Term Loan Amendment are expected to become effective on March 14, 2011 and will, among other things, (i) reduce the applicable percentage with respect to the extended portion of the term loan facility as well as establish a LIBOR floor of 1.25% and a base rate floor of 2.25% and (ii) reset the general restricted payments basket to its original amount of $25,000,000.

The description of the Term Loan Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Term Loan Amendment, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3, dated as of March 11, 2011, among CDW LLC, CDW Corporation, the guarantors named therein, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: March 11, 2011	By:	/s/ Christine A. Leahy
Christine A. Leahy
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3, dated as of March 11, 2011, among CDW LLC, CDW Corporation, the guarantors named therein, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated and the lenders named therein.